Exhibit 99.1

Contact:
Marshall Loeb, President and CEO
Brent Wood, CFO
EastGroup Properties Announces	(601) 354-3555

Second Quarter 2024 Results

Second Quarter 2024 Highlights

•Net Income Attributable to Common Stockholders of $1.14 Per Diluted Share for Second Quarter 2024 Compared to $0.97 Per Diluted Share for Second Quarter 2023
•Funds from Operations (“FFO”) Excluding Gain on Involuntary Conversion and Business Interruption Claims of $2.05 Per Share for Second Quarter 2024 Compared to $1.89 Per Share for Second Quarter 2023, an Increase of 8.5%
•Same Property Net Operating Income for the Same Property Pool Excluding Income From Lease Terminations Increased 5.3% Both on a Straight-Line Basis and on a Cash Basis for Second Quarter 2024 Compared to the Same Period in 2023
•Operating Portfolio was 97.4% Leased and 97.1% Occupied as of June 30, 2024; Average Occupancy of Operating Portfolio was 97.0% for Second Quarter 2024 as Compared to 98.1% for Second Quarter 2023
•Rental Rates on New and Renewal Leases Increased an Average of 59.7% on a Straight-Line Basis
•Entered Raleigh Market with Acquisition of One Operating Property Containing 274,000 Square Feet for Approximately $53 Million
•Started Construction on a Development Project Totaling 85,000 Square Feet with Projected Total Costs of Approximately $13 Million
•Transferred Two Development Projects, which Contain 294,000 Square Feet to the Operating Portfolio

JACKSON, MISSISSIPPI, July 23, 2024 - EastGroup Properties, Inc. (NYSE: EGP) (the “Company”, “we”, “us” or “EastGroup”) announced today the results of its operations for the three and six months ended June 30, 2024.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our strong performance continues as evidenced by FFO per share rising 8.5% for the quarter excluding involuntary conversions. Our portfolio remains resilient, producing a number of other strong metrics, such as our percent leased, year-to-date releasing spreads and same store net operating income growth. The leasing environment is slowly improving, which combined with a shrinking construction pipeline, makes me optimistic about the market in the coming year. Long term, I remain bullish on the continuing external secular trends which benefit our shallow bay, last mile Sunbelt market portfolio.”

EARNINGS PER SHARE

Three Months Ended June 30, 2024
On a diluted per share basis, earnings per common share (“EPS”) were $1.14 for the three months ended June 30, 2024, compared to $0.97 for the same period of 2023. The increase in EPS was primarily due to the following:
•The Company’s property net operating income (“PNOI”) increased by $12,437,000 ($0.26 per share) for the three months ended June 30, 2024, as compared to the same period of 2023.
•Interest expense decreased by $2,743,000 ($0.06 per share) during the three months ended June 30, 2024, as compared to the same period of 2023.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The increase in EPS was partially offset by the following:
•Depreciation and amortization expense increased by $3,368,000 ($0.07 per share) during the three months ended June 30, 2024, as compared to the same period of 2023.
•Weighted average shares increased by 3,611,000 on a diluted basis during the three months ended June 30, 2024, as compared to the same period of 2023.

Six Months Ended June 30, 2024
Diluted EPS for the six months ended June 30, 2024 was $2.37 compared to $1.99 for the same period of 2023. The increase in EPS was primarily due to the following:
•PNOI increased by $25,730,000 ($0.53 per share) for the six months ended June 30, 2024, as compared to the same period of 2023.
•EastGroup recognized gains on sales of real estate investments of $8,751,000 ($0.18 per share) during the six months ended June 30, 2024, compared to $4,809,000 ($0.11 per share) during the six months ended June 30, 2023.
•Interest expense decreased by $5,707,000 ($0.12 per share) during the six months ended June 30, 2024, as compared to the same period of 2023.
The increase in EPS was partially offset by the following:
•Depreciation and amortization expense increased by $7,523,000 ($0.16 per share) during the six months ended June 30, 2024, as compared to the same period of 2023.
•Weighted average shares increased by 3,874,000 on a diluted basis during the six months ended June 30, 2024, as compared to the same period of 2023.

FUNDS FROM OPERATIONS AND PROPERTY NET OPERATING INCOME

Three Months Ended June 30, 2024
For the three months ended June 30, 2024, funds from operations attributable to common stockholders (“FFO”) were $2.09 per share compared to $1.91 per share during the same period of 2023, an increase of 9.4%.

FFO Excluding Gain on Involuntary Conversion and Business Interruption Claims was $2.05 per share for the three months ended June 30, 2024, compared to $1.89 per share for the same period of 2023, an increase of 8.5%.

PNOI increased by $12,437,000, or 12.3%, during the three months ended June 30, 2024, compared to the same period of 2023. PNOI increased $4,932,000 from same property operations (based on the same property pool), $4,386,000 from newly developed and value-add properties, and $3,724,000 from 2023 and 2024 acquisitions, and decreased $671,000 from operating properties sold in 2023 and 2024.

Same PNOI Excluding Income from Lease Terminations increased 5.3% on a straight-line basis for the three months ended June 30, 2024, compared to the same period of 2023; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI also increased 5.3%.

On a straight-line basis, rental rates on new and renewal leases (representing 4.1% of our total square footage) increased an average of 59.7% during the three months ended June 30, 2024.

Six Months Ended June 30, 2024
FFO for the six months ended June 30, 2024, was $4.07 per share compared to $3.75 per share during the same period of 2023, an increase of 8.5%.

FFO Excluding Gain on Involuntary Conversion and Business Interruption Claims was $4.03 per share for the six months ended June 30, 2024, compared to $3.71 per share for the same period of 2023, an increase of 8.6%.

PNOI increased by $25,730,000, or 12.9%, during the six months ended June 30, 2024, compared to the same period of 2023. PNOI increased $9,902,000 from newly developed and value-add properties, $9,775,000 from same
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

property operations (based on the same property pool) and $7,121,000 from 2023 and 2024 acquisitions, and decreased $1,164,000 from operating properties sold in 2023 and 2024.

Same PNOI Excluding Income from Lease Terminations increased 5.1% on a straight-line basis for the six months ended June 30, 2024, compared to the same period of 2023; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 6.5%.

On a straight-line basis, rental rates on new and renewal leases (representing 7.7% of our total square footage) increased an average of 58.8% during the six months ended June 30, 2024.

The same property pool for the six months ended June 30, 2024 includes properties which were included in the operating portfolio for the entire period from January 1, 2023 through June 30, 2024; this pool is comprised of properties containing 51,668,000 square feet.

FFO, FFO Excluding Gain on Involuntary Conversion and Business Interruption Claims, PNOI and Same PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Same PNOI, and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO and FFO Excluding Gain on Involuntary Conversion and Business Interruption Claims are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

ACQUISITIONS

As previously announced, in May, EastGroup acquired a 274,000 square foot newly constructed industrial property in Raleigh for approximately $52,900,000. This property, which is 100% leased to three tenants, represents the Company's entry into the Raleigh-Durham market.

DEVELOPMENT AND VALUE-ADD PROPERTIES

During the second quarter of 2024, EastGroup began construction of a new development project in Orlando, which will contain a total of 85,000 square feet and has projected total costs of $12,800,000.

The development projects started during the first six months of 2024 are detailed in the table below:

Development Projects Started in 2024	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

Northeast Trade Center 1	San Antonio, TX	264,000	04/2025	$32,100
Crossroads 1	Tampa, FL	124,000	10/2025	20,000
Horizon West 5	Orlando, FL	85,000	11/2025	12,800
Total Development Projects Started		473,000		$64,900

At June 30, 2024, EastGroup’s development and value-add program consisted of 18 projects (4,123,000 square feet) in 12 markets. The projects, which were collectively 37% leased as of July 22, 2024, have a projected total cost of $584,400,000, of which $156,179,000 remained to be funded as of June 30, 2024.

During the second quarter of 2024, EastGroup transferred two projects to the operating portfolio (at the earlier of 90% occupancy or one year after completion). The projects, which are located in Greenville and Dallas, contain 294,000 square feet and were collectively 83% leased as of July 22, 2024.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The development projects transferred to the operating portfolio during the first six months of 2024 are detailed in the table below:

Development and Value-Add Properties Transferred to the Operating Portfolio in 2024	Location	Size	Conversion Date	Cumulative Cost as of 6/30/24	Percent Leased as of 7/22/24
		(Square feet)		(In thousands)

Gateway 2	Miami, FL	133,000	02/2024	$22,416	100%
Hillside 1	Greenville, SC	122,000	04/2024	12,897	58%
McKinney 1 & 2	Dallas, TX	172,000	06/2024	27,463	100%
Total Projects Transferred		427,000		$62,776	88%

Projected Stabilized Yield(1)	7.6%

(1) Weighted average yield based on projected stabilized annual property net operating income on a straight-line basis at 100% occupancy divided by projected total costs.

Subsequent to quarter-end, EastGroup began construction of Texas Avenue 1 & 2 in Austin, which will contain 129,000 square feet with a projected total cost of approximately $23,000,000.

Also subsequent to quarter-end, the Company transferred a project, known as MCO Logistics Center, to the operating portfolio at 100% occupancy. The project is located in Orlando, contains 167,000 square feet and has a projected total cost of approximately $25,300,000.

DIVIDENDS

EastGroup declared a cash dividend of $1.27 per share in the second quarter of 2024. The second quarter dividend, which was paid on July 15, 2024, was the Company’s 178th consecutive quarterly cash distribution to shareholders.  The Company has increased or maintained its dividend for 31 consecutive years and has increased it 28 years over that period, including increases in each of the last 12 years.  The annualized dividend rate of $5.08 per share yielded 2.7% on the closing stock price of $191.34 on July 22, 2024.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 16.9% at June 30, 2024.  The Company’s interest and fixed charge coverage ratio was 11.27x and 10.85x for the three and six months ended June 30, 2024, respectively. The Company’s ratio of debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) was 3.77x and 3.88x for the three and six months ended June 30, 2024, respectively. EBITDAre and the Company’s interest and fixed charge coverage ratio are non-GAAP financial measures defined under Definitions later in this release. Refer to the schedule “Reconciliations of GAAP to Non-GAAP Measures” attached for the calculation of the Company’s interest and fixed charge coverage ratio, the debt to EBITDAre ratio, and the reconciliation of Net Income to EBITDAre.

In June, EastGroup entered into the Sixth Amended and Restated Credit Agreement for its $625,000,000 unsecured revolving credit facility, which previously was scheduled to mature in July 2025 and now matures in July 2028. The maturity on EastGroup’s $50 million working cash line of credit facility was also extended to July 2028. There were no other material changes to the agreements.

During the second quarter, EastGroup sold 296,579 shares of common stock directly through its sales agents under its continuous common equity offering program at a weighted average price of $168.62 per share, providing aggregate gross proceeds to the Company of approximately $50,009,000. Included in the second quarter activity are 77,650 shares sold on June 28, 2024, which were not deemed to be issued and outstanding until settlement in July 2024. During the first quarter of 2024, the Company did not sell any shares of its common stock directly through sales agents, and only utilized the forward component of its continuous common equity program as noted below.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

During the three months ended June 30, 2024, the Company entered into forward equity sale agreements with respect to 600,053 shares of common stock with an initial weighted average forward price of $166.65 per share and approximate gross sales proceeds of $100,000,000 based on the initial forward price. The Company did not receive any proceeds from the sale of common shares by the forward purchasers at the time it entered into forward equity sale agreements. As of July 22, 2024, EastGroup has 600,053 shares of common stock available for settlement prior to the expiration of the applicable settlement periods in June 2025, for approximate net proceeds of $99,009,000, based on a weighted average forward price of $165.00 per share.

During the second quarter, EastGroup settled outstanding forward equity sale agreements that were previously entered into under its continuous common equity offering program by issuing 420,370 shares of common stock in exchange for net proceeds of approximately $76,968,000.

OUTLOOK FOR 2024

We now estimate EPS for 2024 to be in the range of $4.63 to $4.73 and FFO per share attributable to common stockholders for 2024 to be in the range of $8.28 to $8.38. The table below reconciles projected net income attributable to common stockholders to projected FFO. The Company is providing a projection of estimated net income attributable to common stockholders solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

EastGroup’s projections are based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate; there are known and unknown risks and uncertainties associated with these projections. We assume no obligation to update publicly any forward-looking statements, including our Outlook for 2024, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures included in this earnings release and “Risk Factors” disclosed in our annual and quarterly reports filed with the Securities and Exchange Commission for more information.

The following table presents the guidance range for 2024:

	Low Range		High Range
	Q3 2024	Y/E 2024	Q3 2024	Y/E 2024
	(In thousands, except per share data)

Net income attributable to common stockholders	$53,224	226,303	56,156	231,191
Depreciation and amortization	47,260	187,088	47,260	187,088
Gain on sales of real estate investments and non-operating real estate	—	(8,973)	—	(8,973)
Funds from operations attributable to common stockholders*	$100,484	404,418	103,416	409,306

Weighted average shares outstanding - Diluted	48,882	48,872	48,882	48,872
Per share data (diluted):
Net income attributable to common stockholders	$1.09	4.63	1.15	4.73
Funds from operations attributable to common stockholders	2.06	8.28	2.12	8.38
*This is a non-GAAP financial measure. Please refer to Definitions.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The following assumptions were used for the mid-point:

Metrics	Revised Guidance for Year 2024	April Earnings Release Guidance for Year 2024	Actual for Year 2023
FFO per share	$8.28 - $8.38	$8.17 - $8.37	$7.79
FFO per share increase over prior year	6.9%	6.2%	11.3%
FFO per share increase over prior year excluding gain on involuntary conversion and business interruption claims	7.7%	7.4%	10.0%
Same PNOI growth: cash basis(1)	5.6% - 6.6%(2)	5.5% - 6.5%(2)	8.0%
Average month-end occupancy - operating portfolio	96.6% - 97.6%	96.5% - 97.5%	98.0%
Lease termination fee income	$830,000	$830,000	$1.0 million
Reserves of uncollectible rent (Currently no identified bad debt for Q3-Q4)	$2.6 million	$2.5 million	$1.5 million
Development starts:
Square feet	1.9 million	1.9 million	2.4 million
Projected total investment	$260 million	$260 million	$363 million
Operating property acquisitions	$265 million	$160 million	$165 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$35 million	$15 million	$38 million
Capital proceeds	$590 million	$490 million	$799 million
General and administrative expense	$22.3 million	$20.8 million	$16.8 million

(1) Excludes straight-line rent adjustments, amortization of market rent intangibles for acquired leases and income from lease terminations.
(2) Includes properties which have been in the operating portfolio since 1/1/23 and are projected to be in the operating portfolio through 12/31/24; includes 51,388,000 square feet.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions: (1) funds from operations attributable to common stockholders (“FFO”), including FFO as adjusted as described below, and (2) property net operating income (“PNOI”), as defined below.

FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”).  Nareit’s guidance allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a real estate investment trust’s (“REIT’s”) business are excluded from the calculation of FFO. EastGroup has made the election to exclude activity related to such assets that are incidental to our business. FFO is calculated as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains and losses from sales of real estate property (including other assets incidental to the Company’s business) and impairment losses, adjusted for real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO Excluding Gain on Involuntary Conversion and Business Interruption Claims is calculated as FFO (as defined above), adjusted to exclude gains on involuntary conversion and business interruption claims. The Company believes that this exclusion presents a more meaningful comparison of operating performance across periods.

PNOI is defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company’s share of income and property operating expenses from its less-than-wholly-owned real estate investments. EastGroup sometimes refers to PNOI from Same Properties as “Same PNOI” in this press release and the accompanying reconciliation; the Company also presents Same PNOI
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

Excluding Income from Lease Terminations. The Company presents Same PNOI and Same PNOI Excluding Income from Lease Terminations as a property-level supplemental measure of performance used to evaluate the performance of the Company’s investments in real estate assets and its operating results on a same property basis. The Company believes it is useful to evaluate Same PNOI Excluding Income from Lease Terminations on both a straight-line and cash basis. The straight-line basis is calculated by averaging the customers’ rent payments over the lives of the leases; GAAP requires the recognition of rental income on a straight-line basis. The cash basis excludes adjustments for straight-line rent and amortization of market rent intangibles for acquired leases; cash basis is an indicator of the rents charged to customers by the Company during the periods presented and is useful in analyzing the embedded rent growth in the Company’s portfolio. “Same Properties” is defined as operating properties owned during the entire current period and prior year reporting period. Operating properties are stabilized real estate properties (land including building and improvements) that make up the Company’s operating portfolio. Properties developed or acquired are excluded from the same property pool until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are also excluded.

FFO and PNOI are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company’s chief decision makers also use Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) in making decisions. EBITDAre is computed in accordance with standards established by Nareit and defined as Net Income, adjusted for gains and losses from sales of real estate investments, non-operating real estate and other assets incidental to the Company’s business, interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP financial measure used to measure the Company’s operating performance and its ability to meet interest payment obligations and pay quarterly stock dividends on an unleveraged basis.

EastGroup’s chief decision makers also use its Debt-to-EBITDAre ratio, a non-GAAP financial measure calculated by dividing the Company’s debt by its EBITDAre, in analyzing the financial condition and operating performance of the Company relative to its leverage.

The Company’s interest and fixed charge coverage ratio is a non-GAAP financial measure calculated by dividing the Company’s EBITDAre by its interest expense. We believe this ratio is useful to investors because it provides a basis for analysis of the Company’s leverage, operating performance and its ability to service the interest payments due on its debt.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its second quarter, review the Company’s current operations, and present its revised earnings outlook for 2024 on Wednesday, July 24, 2024, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-800-836-8184 (conference ID: EastGroup) or by webcast through a link on the Company’s website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Wednesday, July 31, 2024.  The telephone replay can be accessed by dialing 1-888-660-6345 (access code 98279#), and the webcast replay can be accessed through a link on the Company’s website at www.eastgroup.net.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. (NYSE: EGP), a member of the S&P Mid-Cap 400 and Russell 1000 Indexes, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 20,000 to 100,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  The Company’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 60.2 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at www.eastgroup.net.

The Company announces information about the Company and its business to investors and the public using the Company's website (eastgroup.net), including the investor relations website (investor.eastgroup.net), filings with the Securities and Exchange Commission, press releases, public conference calls, and webcasts. The Company also uses social media to communicate with its investors and the public. While not all the information that the Company posts to the Company's website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information that it posts on the social media channels, including Facebook (facebook.com/eastgroupproperties), X (twitter.com/eastgroupprop), and LinkedIn (linkedin.com/company/eastgroup-properties-inc). The list of social media channels that the company uses may be updated on its investor relations website from time to time. The information contained on, or that may be accessed through, our website or any of our social media channels is not incorporated by reference into, and is not a part of, this document.

FORWARD-LOOKING STATEMENTS

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “goals,” “plans” or variations of such words and similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. For instance, the amount, timing and frequency of future dividends is subject to authorization by the Company’s Board of Directors and will be based upon a variety of factors. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to:

•international, national, regional and local economic conditions;
•the competitive environment in which the Company operates;
•fluctuations of occupancy or rental rates;
•potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the impacts of inflation;
•disruption in supply and delivery chains;
•construction costs could increase as a result of inflation impacting the costs to develop properties;
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

•acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections or to materialize at all;
•potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws, REIT or corporate income tax laws, potential changes in zoning laws, or increases in real property tax rates, and any related increased cost of compliance;
•our ability to maintain our qualification as a REIT;
•natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;
•pandemics, epidemics or other public health emergencies, such as the coronavirus pandemic;
•availability of financing and capital, increase in interest rates, and ability to raise equity capital on attractive terms;
•financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•our ability to retain our credit agency ratings;
•our ability to comply with applicable financial covenants;
•credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•how and when pending forward equity sales may settle;
•lack of or insufficient amounts of insurance;
•litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•our ability to attract and retain key personnel;
•risks related to the failure, inadequacy or interruption of our data security systems and processes, including security breaches through cyber attacks;
•potentially catastrophic events such as acts of war, civil unrest and terrorism; and
•environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s most recent Annual Report on Form 10-K, as such factors may be updated from time to time in the Company’s periodic filings and current reports filed with the SEC.
The Company assumes no obligation to update publicly any forward-looking statements, including its Outlook for 2024, whether as a result of new information, future events or otherwise.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
REVENUES
Income from real estate operations	$157,333	138,811	311,407	272,775
Other revenue	1,757	1,076	1,907	2,137
	159,090	139,887	313,314	274,912
EXPENSES
Expenses from real estate operations	43,851	37,767	86,854	73,953
Depreciation and amortization	45,663	42,295	90,832	83,309
General and administrative	4,741	4,384	11,422	9,588
Indirect leasing costs	220	149	397	289
	94,475	84,595	189,505	167,139
OTHER INCOME (EXPENSE)
Interest expense	(9,832)	(12,575)	(19,893)	(25,600)
Gain on sales of real estate investments	—	—	8,751	4,809
Other	518	748	1,292	1,187
NET INCOME	55,301	43,465	113,959	88,169
Net income attributable to noncontrolling interest in joint ventures	(14)	(15)	(28)	(29)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	55,287	43,450	113,931	88,140
Other comprehensive income (loss) — interest rate swaps	(1,095)	10,202	4,799	(60)
TOTAL COMPREHENSIVE INCOME	$54,192	53,652	118,730	88,080

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.15	0.97	2.37	1.99
Weighted average shares outstanding — Basic	48,248	44,656	48,054	44,204
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.14	0.97	2.37	1.99
Weighted average shares outstanding — Diluted	48,345	44,734	48,153	44,279

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$55,287	43,450	113,931	88,140
Depreciation and amortization	45,663	42,295	90,832	83,309
Company’s share of depreciation from unconsolidated investment	31	31	62	62
Depreciation and amortization from noncontrolling interest	(1)	(1)	(2)	(2)
Gain on sales of real estate investments	—	—	(8,751)	(4,809)
Gain on sales of non-operating real estate	—	(365)	(222)	(446)
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS*	100,980	85,410	195,850	166,254
Gain on involuntary conversion and business interruption claims	(1,708)	(1,042)	(1,708)	(2,069)
FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS - EXCLUDING GAIN ON INVOLUNTARY CONVERSION AND BUSINESS INTERRUPTION CLAIMS*	$99,272	84,368	194,142	164,185

NET INCOME	$55,301	43,465	113,959	88,169
Interest expense (1)	9,832	12,575	19,893	25,600
Depreciation and amortization	45,663	42,295	90,832	83,309
Company’s share of depreciation from unconsolidated investment	31	31	62	62
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	110,827	98,366	224,746	197,140
Gain on sales of real estate investments	—	—	(8,751)	(4,809)
Gain on sales of non-operating real estate	—	(365)	(222)	(446)
EBITDA FOR REAL ESTATE (“EBITDAre”)*	$110,827	98,001	215,773	191,885

Debt	$1,672,699	1,725,996	1,672,699	1,725,996
Debt-to-EBITDAre ratio*	3.77	4.40	3.88	4.50

EBITDAre*	$110,827	98,001	215,773	191,885
Interest expense (1)	9,832	12,575	19,893	25,600
Interest and fixed charge coverage ratio*	11.27	7.79	10.85	7.50

DILUTED PER COMMON SHARE DATA FOR EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.14	0.97	2.37	1.99
FFO attributable to common stockholders*	$2.09	1.91	4.07	3.75
FFO attributable to common stockholders - excluding gain on involuntary conversion and business interruption claims*	$2.05	1.89	4.03	3.71
Weighted average shares outstanding for EPS and FFO purposes - Diluted	48,345	44,734	48,153	44,279

(1)  Net of capitalized interest of $5,037 and $3,878 for the three months ended June 30, 2024 and 2023, respectively; and $9,890 and $7,613 for the six months ended June 30, 2024 and 2023, respectively.

*This is a non-GAAP financial measure. Please refer to Definitions.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

NET INCOME	$55,301	43,465	113,959	88,169
Gain on sales of real estate investments	—	—	(8,751)	(4,809)
Gain on sales of non-operating real estate	—	(365)	(222)	(446)
Interest income	(241)	(105)	(516)	(186)
Other revenue	(1,757)	(1,076)	(1,907)	(2,137)
Indirect leasing costs	220	149	397	289
Depreciation and amortization	45,663	42,295	90,832	83,309
Company’s share of depreciation from unconsolidated investment	31	31	62	62
Interest expense (1)	9,832	12,575	19,893	25,600
General and administrative expense (2)	4,741	4,384	11,422	9,588
Noncontrolling interest in PNOI of consolidated joint ventures	(15)	(15)	(31)	(31)
PROPERTY NET OPERATING INCOME (“PNOI”)*	113,775	101,338	225,138	199,408
PNOI from 2023 and 2024 acquisitions	(4,177)	(453)	(7,574)	(453)
PNOI from 2023 and 2024 development and value-add properties	(6,984)	(2,598)	(13,539)	(3,637)
PNOI from 2023 and 2024 operating property dispositions	—	(671)	(177)	(1,341)
Other PNOI	21	87	102	198
SAME PNOI (Straight-Line Basis)*	102,635	97,703	203,950	194,175
Lease termination fee income from same properties	(65)	(256)	(212)	(311)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)*	102,570	97,447	203,738	193,864
Straight-line rent adjustments for same properties	(1,662)	(1,347)	(2,085)	(4,113)
Acquired leases — market rent adjustment amortization for same properties	(333)	(618)	(742)	(1,138)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)*	$100,575	95,482	200,911	188,613

(1) Net of capitalized interest of $5,037 and $3,878 for the three months ended June 30, 2024 and 2023, respectively; and $9,890 and $7,613 for the six months ended June 30, 2024 and 2023, respectively.

(2) Net of capitalized development costs of $2,032 and $2,357 for the three months ended June 30, 2024 and 2023, respectively; and $4,255 and $4,812 for the six months ended June 30, 2024 and 2023, respectively.

*This is a non-GAAP financial measure. Please refer to Definitions.